EXHIBIT 10c(31)

FIRST AMENDMENT TO THE
MANAGEMENT DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED

WHEREAS, Progress Energy, Inc. (the “Company”) sponsors and maintains the Management Deferred Compensation Plan as amended and restated effective July 12, 2011 (the “MDCP”);

WHEREAS, the Company desires to amend the MDCP to provide that participants be permitted to make investment elections on a daily basis;

NOW, THEREFORE, BE IT RESOLVED, that the MDCP is hereby amended effective as of December 14, 2011 as follows:

1.	Section 4.6(a) is amended to read as follows:

(a)                  A Participant may elect to reallocate the value of his Phantom Investment Subaccounts comprising his Deferral Account among other Phantom Investment Subaccounts and change the allocation of future Deferrals among Phantom Investment Subaccounts on a daily basis (or on such other basis as the Committee shall approve) pursuant to uniform rules and procedures adopted by the Committee.  Provided, however, that Participants may not reallocate the value of his Phantom Investment Subaccounts into Phantom Stock Units.

IN WITNESS WHEREOF, this instrument has been executed this 20th day of December, 2011.

PROGRESS ENERGY, INC.

By: